As filed with the Securities and Exchange Commission on October 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	27-0223495
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

21255 Burbank Blvd, Suite 400

Woodland Hills, California 91367

(818) 884-3737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryant Riley

Chief Executive Officer

21255 Burbank Blvd, Suite 400

Woodland Hills, California 91367

(818) 884-3737

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Scott M. Stanton, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

(858) 720-5100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-203534

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Debt Securities	$1,749,310	$202.75

(1) In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities which remain eligible to be sold under the registrant’s Registration Statement on Form S-3 (File No. 333-203534) is hereby registered. The registrant’s Registration Statement on Form S-3 (File No. 333-203534) registered up to a maximum aggregate offering price of $50,000,000, of which $27,000,690 remains eligible to be sold.

(2) Pursuant to this registration statement, the registrant is registering an additional indeterminate amount of debt securities with an aggregate offering price not to exceed $1,749,310.

(3) Calculated pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 462(b) under the Securities Act, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act (this “Rule 462(b) Registration Statement”), for the sole purpose of increasing the aggregate dollar amount of securities registered under the Registration Statement on Form S-3 (Registration No. 333-203534) filed by B. Riley Financial, Inc., a Delaware corporation, with the Securities and Exchange Commission (the “Commission”) on April 20, 2015, as amended by Amendment No. 1 filed with the Commission on May 22, 2015, and declared effective by the Commission on July 2, 2015 (the “Initial Registration Statement”), by $1,749,310. Pursuant to Rule 462(b) under the Securities Act, the contents of the Initial Registration Statement, including each of the documents filed by the registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference herein. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith. Pursuant to Rule 462(b) under the Securities Act, this Rule 462(b) Registration Statement is to be effective upon filing with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Rule 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California on October 25, 2016.

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and
Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Rule 462(b) Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bryant R. Riley	Chief Executive Officer and Chairman of the Board	October 25, 2016
Bryant R. Riley	(Principal Executive Officer)

/s/ Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	October 25, 2016
Phillip J. Ahn	(Principal Financial Officer)

/s/ Howard Weitzman	Chief Accounting Officer	October 25, 2016
Howard E. Weitzman	(Principal Accounting Officer)

/s/ Robert D’Agostino	Director	October 25, 2016
Robert D’Agostino

/s/ Andrew Gumaer	Director	October 25, 2016
Andrew Gumaer

/s/ Thomas J. Kelleher	Director	October 25, 2016
Thomas J. Kelleher

/s/ Richard L. Todaro	Director	October 25, 2016
Richard L. Todaro

/s/ Todd D. Sims	Director	October 25, 2016
Todd D. Sims

/s/ Mikel H. Williams	Director	October 25, 2016
Mikel H. Williams

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the securities being registered

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

23.3	Consent of PricewaterhouseCoopers LLP